                                                                      EXHIBIT 10

                               CREDIT AGREEMENT
                               ----------------

THIS CREDIT AGREEMENT (as amended, restated and supplemented from time to time, this "Agreement") by and between UNITED STATES DATA CORPORATION. ("Borrower")
      ---------                                                    --------
and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Bank") is dated as of June 21,
                                               ----
1996 (the "Effective Date").

1.  THE LOANS.
    ---------

REVOLVING CREDIT NOTE 1.1 Subject to the terms and conditions hereof, Bank agrees to make loans ("Loan" or "Loans") to Borrower from time to time before
                       ----      -----
the Termination Date, not to exceed at any one time outstanding $5,000,000.00 (the "Commitment"). Borrower has the right to borrow, repay and reborrow. The
      ----------
Loans may only be used to finance ongoing working capital requirements and general corporate purposes. . Chapter 15 of the Texas Credit Code will not apply to this Agreement, the Note or any Loan. The Loans will be evidenced by, and will bear interest and be payable as provided in, the promissory note of Borrower dated the Effective Date (together with any and all renewals, extensions, modifications and replacements thereof and substitutions therefor, the "Note"). "Termination Date" means the earlier of: (a) June 20, 1997; or (b)
     ----      ----------------
the date specified by Bank pursuant to Section 6.1 hereof.
                                       -----------

COMMITMENT FEE  1.2  The Commitment is not subject to a commitment fee.

PAST DUE AMOUNTS 1.3 Each amount due to Bank in connection with the Loan Documents will bear interest from its due date until paid at the Highest Lawful Rate unless the applicable Loan Document provides otherwise.

CAPITAL ADEQUACY 1.4 If Bank determines after the date of this Agreement that any change in applicable laws, rules or regulations regarding capital adequacy, or any change in the interpretation or administration thereof by any appropriate governmental agency, or compliance with any request or directive to Bank regarding capital adequacy (whether or not having the force of law) of any such agency, increases the capital required to be maintained with respect to the Loan or Note and therefore reduces the rate of return on Bank's capital below the level Bank could have achieved but for such change or compliance (taking into consideration Bank's policies with respect to capital adequacy), then Borrower will pay to Bank from time to time, within 15 days of Bank's request, any additional amount required to compensate Bank for such reduction. Bank will request any additional amount by delivering to Borrower a certificate of Bank setting forth the amount necessary to compensate Bank. The certificate will be conclusive and binding, absent manifest error. Bank may make any assumptions, and may use any allocations of costs and expenses and any averaging and attribution methods, which Bank in good faith finds reasonable.

2.  CONDITIONS PRECEDENT.
    --------------------

ALL LOANS 2.1 Bank is not obligated to make any Loan unless: (a) Bank has received the following, duly executed and in Proper Form: (1) a Notice of Requested Borrowing, substantially in the form of Exhibit A, not later than one
                                                  ---------
(1) Business Day before the date (which shall also be a Business Day) of the proposed Loan; provided however, Bank may accept and act upon verbal advance requests received from Borrower's representative reasonably believed by Bank to be authorized to make such requests; and (2) such other documents as Bank reasonably may require; (b) no Event of Default exists; (c) the making of the Loan is not prohibited by, or subjects Bank to any penalty or onerous condition under any Legal Requirement; (d) there is no material adverse change in assets, business, financial condition or prospects of Borrower or any of its Subsidiaries; and (e) all fees and expenses have been paid and are current.

FIRST LOAN 2.2 In addition to the matters described in the preceding section, Bank will not be obligated to make the first Loan unless Bank has received all of the Loan Documents specified on Annex I in Proper Form.
                                   -------

3.  REPRESENTATIONS AND WARRANTIES.  To induce Bank to enter into this Agreement
    ------------------------------
and to make the Loans, Borrower represents and warrants as of the Effective Date and the date of each request for a Loan that each of the following statements is and shall remain true and correct throughout the term of this Agreement:

ORGANIZATION AND STATUS 3.1 Borrower and each Subsidiary of Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all power and authority to conduct its business as presently conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable. Borrower has no Subsidiary other than those listed on Annex II and each Subsidiary is owned by Borrower in the
                --------
percentage set forth on Annex II.  If Borrower is subject to the Texas Revised
                        --------
Partnership Act ("TRPA"), Borrower agrees that Bank is not required to comply
                  ----
with Section 3.05(d) of TRPA and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property.

FINANCIAL STATEMENTS 3.2 All financial statements delivered to Bank are complete and correct and fairly present, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), the financial condition
                                              ----
and the results of operations of Borrower and each Subsidiary of Borrower as at the dates and for the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of Borrower or any Subsidiary of Borrower since the dates of such financial statements. Neither Borrower nor any Subsidiary of Borrower is subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs. Borrower and each Subsidiary of Borrower is solvent.

ENFORCEABILITY 3.3 The Loan Documents are legal, valid and binding obligations of the Parties enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not violate any Legal Requirement, the Organizational Documents of the Parties or any agreement or instrument binding or affecting the Parties or any of their respective Property.

COMPLIANCE 3.4 Borrower and each Subsidiary of Borrower has filed all applicable tax returns and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith and for which adequate reserves have been established. Borrower and each Subsidiary of Borrower is in compliance with all applicable Legal Requirements and manages and operates (and will continue to manage and operate) its business in accordance with good industry practices. Neither Borrower nor any Subsidiary of Borrower is in default in the payment of any other indebtedness or under any agreement to which it is a party. The Parties have obtained all consents of and registered with all Governmental Authorities or other Persons required to execute, deliver and perform the Loan Documents.


                               Page 1 of 6 Pages

LITIGATION 3.5 Except as previously disclosed to Bank in writing, there is no litigation or administrative proceeding pending or, to the knowledge of Borrower, threatened against, nor any outstanding judgment, order or decree affecting Borrower or any Subsidiary of Borrower before or by any Governmental Authority in excess of $250,000.00 in the aggregate during the term of this Agreement.

TITLE AND RIGHTS 3.6 Borrower and each Subsidiary of Borrower has good and marketable title to its Property, free and clear of any Lien except for Liens permitted by this Agreement and the other Loan Documents. Except as otherwise expressly stated in the Loan Documents or permitted by this Agreement, the Liens of the Loan Documents will constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever. Borrower and each Subsidiary of Borrower possesses all permits, licenses, patents, trademarks and copyrights required to conduct its business. All easements, rights-of-way and other rights necessary to maintain and operate Borrower's Property have been obtained and are in full force and effect.

REGULATION U; BUSINESS PURPOSE 3.7 None of the proceeds of any Loan will be used to purchase or carry, directly or indirectly, any margin stock or for any other purpose which would make this credit a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. All Loans will be used for business, commercial, investment or other similar purpose and not primarily for personal, family, or household use or primarily for agricultural purposes as such terms are used in Chapter One of the Texas Credit Code.

ENVIRONMENT 3.8 Borrower and each Subsidiary of Borrower have complied with applicable Legal Requirements in each instance in which any of them have generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by any of them). Neither Borrower nor any Subsidiary of Borrower has any material contingent liability for non-compliance with environmental or hazardous waste laws. Neither Borrower nor any Subsidiary of Borrower has received any notice that it or any of its Property or operations does not comply with, or that any Governmental Authority is investigating its compliance with, any environmental or hazardous waste laws.

INVESTMENT COMPANY ACT/PUBLIC UTILITY HOLDING COMPANY ACT 3.9 Neither Borrower nor any Subsidiary of Borrower is an "investment company" within the meaning of the Investment Company Act of 1940 or a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

STATEMENTS BY OTHERS 3.10 All statements made by or on behalf of Borrower, any Subsidiary of Borrower or any other of the Parties in connection with any Loan Document constitute the joint and several representations and warranties of Borrower hereunder.

ABSENCE OF DEFAULTS 3.11 Neither borrower nor any Subsidiary of Borrower is in default with any borrowed money obligation or has failed to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound.

4.  AFFIRMATIVE COVENANTS.  Borrower agrees to do, and if necessary cause to be
    ---------------------
done, and cause its Subsidiaries to do, each of the following:

CORPORATE FUNDAMENTALS 4.1 (a) Pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and adequate reserves have been established therefor; (b) Renew and keep in full force and effect all of its licenses, permits and franchises; (c) Do all things necessary to preserve its corporate existence and its qualifications and rights in all jurisdictions where such qualification is necessary or desirable; (d) Comply with all applicable Legal Requirements; and (e) Protect, maintain and keep in good repair its Property and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

INSURANCE 4.2 Maintain insurance with such reputable financially sound insurers, on such of its Property and personnel, in such amounts and against such risks as is customary with similar Persons or as may be reasonably required by Bank, and furnish Bank satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the other Loan Documents. Bank must be named as a beneficiary, loss payee or additional insured of such insurance as its interest may appear and Borrower must provide Bank with copies of the policies of insurance and a certificate of the insurer that the insurance required by this section may not be canceled, reduced or affected in any manner without 30 days' prior written notice to Bank.

FINANCIAL INFORMATION 4.3   Furnish to Bank in Proper Form (i) the financial
statements prepared in conformity with GAAP on consolidated and consolidating bases and the other information described in, and within the times required by, Exhibit B, Reporting Requirements, Financial Covenants and Compliance
- ---------
Certificate attached hereto and incorporated herein by reference; (ii) within the time required by Exhibit B, Exhibit B signed and certified by the chief
                     ---------  ---------
financial officer or president of Borrower; (iii) promptly after such request is submitted to the appropriate Governmental Authority, any request for waiver of funding standards or extension of amortization periods with respect to any employee benefit plan; (iv) copies of special audits, studies, reports and analyses prepared for the management of Borrower by outside parties and (v) such other information relating to the financial condition and affairs of the Borrower and guarantors and their Subsidiaries as Bank may request from time to time in its discretion.

MATTERS REQUIRING NOTICE 4.4 Notify Bank immediately, upon acquiring knowledge of (a) the institution or threatened institution of any lawsuit or administrative proceeding which, if adversely determined, might adversely affect Borrower; (b) any material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower; (c) any Event of Default; or (d) any reportable event or any prohibited transaction in connection with any employee benefit plan.

INSPECTION 4.5 Permit Bank and its affiliates to inspect and photograph its Property, to examine and copy its files, books and records, and to discuss its affairs with its officers and accountants, at such times and intervals and to such extent as Bank reasonably desires.

ASSURANCES 4.6 Promptly execute and deliver any and all further agreements, documents, instruments, and other writings that Bank may request to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the agreements set forth or intended to be set forth in the Loan Documents.

CERTAIN CHANGES 4.7 Notify Bank at least 30 days prior to the date that any of the Parties changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records or the location of any of the Collateral.

EXHIBIT B 4.8 Comply with each of the other affirmative covenants set forth in Exhibit B.
- ---------

5.  NEGATIVE COVENANTS.  The Borrower will not, and no Subsidiary of Borrower
    ------------------
will:

INDEBTEDNESS 5.1 Create, incur, or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to, any Indebtedness, contingent or otherwise, except: (a) Indebtedness to Bank, or
                                       ------
secured by Liens permitted by this Agreement, or otherwise approved in writing by Bank, and renewals and extensions (but not increases) thereof; and (b) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and Persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms; it being understood and agreed that nothing in this section 5.1 shall be construed to restrict or limit any Indebtedness incurred in the ordinary course of business and that operating leases and capital leases are specifically allowed.

LIENS 5.2 Create or permit to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or other Property, except: (a) Liens, not
                                                          ------
for borrowed money, arising in the ordinary course of business; (b) Liens for taxes not delinquent or being contested in good faith by appropriate proceedings; (c) Liens in effect on the date hereof and disclosed to Bank in writing, so long as neither the indebtedness secured thereby nor the Property covered thereby increases; and (d) Liens in favor of Bank, or otherwise approved in writing by Bank.

FINANCIAL AND OTHER COVENANTS 5.3 Fail to comply with the required financial covenants and other covenants described, and calculated as set forth, in Exhibit
                                                                         -------
B.  Unless otherwise provided on Exhibit B, all such amounts and ratios will be
- -                                ---------
calculated: (a) on the basis of GAAP; and (b) on a consolidated basis. Compliance with the requirements of Exhibit B will be determined as of the dates
                                    ---------
of the financial statements to be provided to Bank.

CORPORATE CHANGES 5.4 In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation if Borrower is not the surviving entity; (c) sell, convey or lease all or any substantial part of its assets, except for sale of inventory in
                                                 ------
the ordinary course of business.

RESTRICTED PAYMENTS TRANSFERS  5.5  Unless otherwise permitted on Exhibit B, at
                                                                  ---------
any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interest; (b) declare or pay any dividend (except stock dividends and dividends paid to Borrower); or (c) make
          ------
any distribution or contribution of any Property or cash or obligation to owners of an equity interest or to a Subsidiary in their capacity as such.

NATURE OF BUSINESS; MANAGEMENT 5.6 Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

AFFILIATE TRANSACTIONS 5.7 Enter into any transaction or agreement with any Affiliate except upon terms substantially similar to those obtainable from wholly unrelated sources.

SUBSIDIARIES 5.8 Form, create or acquire any Subsidiary without such subsidiary providing Bank with a guaranty..

LOANS AND INVESTMENTS  5.9  Unless otherwise provided on Exhibit B, make any
                                                         ---------
advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person except: (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00; (c) advances, loans or extensions of credit to or investments in wholly owned subsidiaries in an amount of a maximum of $5,000,000.00 in the aggregate in any one fiscal year of Borrower.

SUBORDINATION OF INTERCOMPANY DEBT 5.10 Subordinate any debt of any affiliate or subsidiary.

6.  EVENTS OF DEFAULT AND REMEDIES.
    ------------------------------
EVENTS OF DEFAULT  6.1  Each of the following is an "Event of Default":
                                                    ------------------
(a) Any Obligor fails to pay any principal of or interest on the Note or any other obligation under any Loan Document within 5 days of its due date, or
(b) Any Obligor or any Subsidiary of Borrower fails to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligation or fails to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound; or
(c) Any representation or warranty made in connection with any Loan Document was incorrect, false or misleading when made; or
(d) Any Obligor violates any covenant contained in any Loan Document; or
(e) An event of default occurs under any other Loan Document; or
(f) Final judgment for the payment of money is rendered against Obligor or any Subsidiary of Borrower and remains undischarged for a period of 30 days during which execution is not effectively stayed; or
(g) Any order is entered in any proceeding against Borrower or any Subsidiary of Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or
(h) Any Obligor or any subsidiary of Borrower makes a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, insolvency, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed or any such proceeding shall be commenced against any Obligor or any subsidiary of Borrower and the Obligor or such subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of any Obligor or any subsidiary of Borrower or granting relief to any Obligor or any subsidiary of Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days; or any Obligor or any subsidiary of Borrower shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or
(i) Any Obligor or any Subsidiary of Borrower conceals or removes any part of its Property, with intent to hinder, delay or defraud any of its creditors, makes or permits a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or
(j) A material adverse change occurs in the assets, liabilities, financial condition, business or affairs of any Obligor or any Subsidiary of Borrower; or
(k) Any individual Obligor dies or any Obligor that is not an individual dissolves; or (n) unenforceability of any Loan Document.

IF ANY EVENT OF DEFAULT OCCURS, then Bank may do any or all of the following:
(1) declare the Obligations to be immediately due and payable without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to any Obligor, terminate the Commitment and accelerate the Termination Date; (3) set off, in any order, against the indebtedness of Borrower under the Loan Documents any debt owing by Bank to Borrower (whether such debt is owed individually or jointly), including, but not limited to, any deposit account, which right is hereby granted by Borrower to Bank; and (4) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise.

REMEDIES CUMULATIVE 6.2 No remedy, right or power of Bank is exclusive of any other remedy, right or power now or hereafter existing by contract, at law, in equity, or otherwise, and all remedies, rights and powers are cumulative.

7.  MISCELLANEOUS.
    -------------
NO WAIVER 7.1 No waiver of any default or Event of Default will be a waiver of any other default or Event of Default. No failure to exercise or delay in exercising any right or power under any Loan Document will be a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. The making of any Loan during either the existence of any default or Event of Default, or subsequent to the occurrence of an Event of Default will not be a waiver of any such default or Event of Default. No amendment, modification or waiver of any Loan Document will be effective unless the same is in writing and signed by the Person against whom such amendment, modification or waiver is sought to be enforced. No notice to or demand on any Person shall entitle any Person to any other or further notice or demand in similar or other circumstances.

NOTICES 7.2 All notices required under the Loan Documents shall be in writing and either delivered against receipt therefor, or mailed by registered or certified mail, return receipt requested, in each case addressed to the address shown on the signature page hereof or to such other address as a party may designate. Except for the notices required by Section 2.1, which shall be given
                                               -----------
only upon actual receipt by Bank, notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day).

GOVERNING LAW/ARBITRATION 7.3 (a) UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT IS GOVERNED BY TEXAS LAWS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. To the maximum extent permitted by law, any controversy or claim arising out of or relating to the Loans or any Loan Document, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan or Loan Documents (either before or after the commencement of judicial proceedings), be settled by mandatory and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") and pursuant to Title 9 of
                                       ---------
the United States Code, or if Title 9 does not apply, the Texas General Arbitration Act. In any arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted in the city in which the office of Bank originating the Loans is located, by a single arbitrator if the amount in controversy is $1 million or less, or by a panel of three arbitrators if the amount in controversy (including but not limited to all charges, principal, interest fees and expenses) is over $1 million. Arbitrators are empowered to resolve any controversy by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators may order discovery conducted in accordance with the Federal Rules of Civil Procedures. All arbitrators will be selected by the process of appointment from a panel, pursuant to the AAA Rules. Any award rendered in the arbitration proceeding will be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.
(b) If any party to the Loan or Loan Documents files a proceeding in any court to resolve any controversy or claim, such action will not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section or that of any other claim or controversy, and the court shall, upon motion of any party to the proceeding, direct that the controversy or claim be arbitrated in accordance with this Section.
(c) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to the Loan Documents before, during or after any arbitration proceeding to: (i) exercise self-help remedies including but not limited to setoff or repossession; (ii) foreclose any Lien on or security interest in any Collateral; or (iii) obtain relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or Collateral including, but not limited to attachments, garnishments, sequestrations, appointments of receivers, injunctions or other relief to preserve the status quo.
(d) To the maximum extent permitted by applicable law and the AAA Rules, neither Bank nor any Obligor or any Affiliate, officer, director, employee, attorney, or agent of either shall have any liability with respect to, and Bank and each Obligor waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental and consequential damages suffered or incurred by such Person in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents. Each of Bank and each Obligor waives, releases, and agrees not to sue each other or any of their Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Nothing contained herein, however, shall be construed as a waiver of any Obligor's or the Bank's right to compel arbitration of disputes pursuant to subparagraphs (a) and (b), above.
(e) Nothing herein shall be considered a waiver of the right or protections afforded Bank by 12 U.S.C. 91, Texas Banking Code Art. 342-609 or any similar statute.
(f) Each party agrees that any other party may proceed against any other liable Person, jointly or severally, or against one or more of them, less than all, without impairing rights against any other liable Persons. A party shall not be required to join the principal Obligor or any other liable Persons (e.g., sureties or guarantors) in any proceeding against any Person. A party may release or settle with one or more liable Persons as the party deems fit without releasing or impairing right to proceed against any Persons not so released.

SURVIVAL; PARTIES BOUND; TERM OF AGREEMENT 7.4 All representations, warranties, covenants and agreements made by or on behalf of Borrower in connection with the Loan Documents will survive the execution and delivery of the Loan Documents; will not be affected by any investigation made by any Person, and will bind Borrower and successors, trustees, receivers and assigns of Borrower and will benefit the successors and assigns of the Bank; provided
                                                                     --------
that Bank's agreement to make Loans to Borrower will not inure to the benefit of any successor or assign of Borrower. Except as otherwise provided herein, the term of this Agreement will be until the later of the final maturity of the Note and the full and final payment of all Obligations and all amounts due under the Loan Documents.

DOCUMENTARY MATTERS 7.5 This Agreement may be executed in several identical counterparts, on separate counterparts; each counterpart will constitute an original instrument, and all separate counterparts will constitute but one and the same instrument. The headings and captions in the Loan Documents have been included solely for convenience and should not be considered in construing the Loan Documents. If any provision of any Loan Document is invalid, illegal or unenforceable in any respect under any applicable law, the remaining provisions will remain effective. The Loans and all other obligations and indebtedness of Borrower to Bank are entitled to the benefit of the Loan Documents.

EXPENSES 7.6 Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement are consummated, Borrower agrees to pay on demand all out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for Bank) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans. Borrower agrees to pay Bank's standard Documentation Preparation and Processing Fee for preparation, negotiation and handling of this Agreement. The obligations of the Borrower under this and the following section will survive the termination of this Agreement.

INDEMNIFICATION 7.7 THE BORROWER AGREES TO INDEMNIFY, DEFEND AND HOLD BANK HARMLESS FROM AND AGAINST ANY AND ALL LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY AND EXPENSE (INCLUDING INTEREST, PENALTIES, ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT) TO WHICH THE BANK MAY BECOME SUBJECT ARISING OUT OF OR BASED UPON THE LOAN DOCUMENTS, OR ANY LOAN, INCLUDING THAT RESULTING FROM BANK'S OWN NEGLIGENCE, EXCEPT AND TO THE EXTENT CAUSED BY
                                           ------
BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

NATURE OF OBLIGATIONS 7.8 If more than one Borrower executes this Agreement, all of the representations, warranties, covenants and agreements of Borrower shall be joint and several obligations of all Borrowers.

USURY NOT INTENDED 7.9 Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Agreement or any other Loan Document will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the Loan Document or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on any unpaid principal amount of the Note or any other Loan Document. All amounts constituting interest will be spread throughout the full term of the Loan Document or applicable Note in determining whether interest exceeds lawful amounts.

NO COURSE OF DEALING 7.10 NO COURSE OF DEALING BY BORROWER WITH BANK, NO COURSE OF PERFORMANCE AND NO TRADE PRACTICES OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT.

8.  DEFINITIONS.
    -----------
Unless the context otherwise requires, capitalized terms used in Loan Documents and not defined elsewhere shall have the meanings provided by GAAP, except as follows:

Affiliate means, as to any Person, any other Person (a) that directly or
- ---------
indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means to possess, directly or indirectly, the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Bank is not under any circumstances to be deemed an Affiliate of Borrower or any of its Subsidiaries.

Authority Documents means certificates of authority to transact business,
- -------------------
certificates of good standing, borrowing resolutions (with secretary's certificate), secretary's certificates of incumbency, and other documents which empower and enable Borrower or its representatives to enter into agreements evidenced by Loan Documents or evidence such authority.

Business Day means a day when the main office of Bank is open for the conduct of
- ------------
commercial lending business.

Corporation means corporations, partnerships, limited liability companies, joint
- -----------
ventures, joint stock associations, associations, banks, business trusts and other business entities.

Government Accounts means receivables owed by the U.S. government or by the
- -------------------
government of any state, county, municipality, or other political subdivision as to which Bank's security interest or ability to obtain direct payment of the proceeds is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, the Federal Assignment of Claims Act of 1940, as amended.

Governmental Authority means any foreign governmental authority, the United
- ----------------------
States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Bank or any Obligor, or any Subsidiary of Borrower or their respective Property.

Highest Lawful Rate means the maximum nonusurious rate of interest permitted to
- -------------------
be charged by applicable Federal or Texas law (whichever permits the higher lawful rate) from time to time in effect. If Chapter One of the Texas Credit Code establishes the Highest Lawful Rate, the Highest Lawful Rate is the "indicated rate ceiling" as defined in that Chapter.

Indebtedness means and includes (a) all items which in accordance with GAAP
- ------------
would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined, in Property owned subject to such Lien, whether or not the Indebtedness secured thereby has been assumed.

Legal Requirement means any law, ordinance, decree, requirement, order,
- -----------------
judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Lien shall mean any mortgage, pledge, charge, encumbrance, security interest,
- ----
collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

Loan Documents means this Agreement, the agreements, documents, instruments and
- --------------
other writings contemplated by this Agreement or listed on Annex I, all other assignments, deeds, guaranties, pledges, instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

Obligations means all principal, interest and other amounts which are or become
- -----------
owing under this Agreement, the Note or any other Loan Document.

Obligor means each Borrower and any guarantor, surety, co-signer, general
- -------
partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

Organizational Documents means, with respect to a corporation, the certificate
- ------------------------
of incorporation, articles of incorporation and bylaws of such corporation; with respect to a limited liability company, the articles of organization, regulations and other documents establishing such entity, with respect to a partnership, joint venture, or trust, the agreement, certificate or instrument establishing such entity; in each case including all modifications and supplements thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by Bank.

Parties means all Persons other than Bank executing any Loan Document.
- -------

Person means any individual, Corporation, trust, unincorporated organization,
- ------
Governmental Authority or any other form of entity.

Proper Form means in form and substance satisfactory to the Bank.
- -----------

Property means any interest in any kind of property or asset, whether real,
- --------
personal or mixed, tangible or intangible.

Subordinated Debt means any Indebtedness subordinated to Indebtedness due Bank
- -----------------
pursuant to a written subordination agreement in Proper Form by and among Bank, subordinated creditor and Borrower which at a minimum must prohibit: (a) any action by subordinated creditor which will result in an occurrence of an Event of Default or default under this Agreement, the subordination agreement or the subordinated Indebtedness; and (b) upon the happening of any Event of Default or default under any Loan Document, the subordination agreement, or any instrument evidencing the subordinated Indebtedness (i) any payment of principal and interest on the subordinated Indebtedness; (ii) any act to compel payment of principal or interest on subordinated Indebtedness; and (iii) any action to realize upon any Property securing the subordinated Indebtedness .

Subsidiary means, as to a particular parent Corporation, any Corporation of
- ----------
which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent Corporation or by one or more Persons controlled by, controlling or under common control with such parent Corporation.

Tangible Net Worth means as at any date, Net Worth less capitalized research and
- ------------------
development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets."

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANK AND THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BORROWER:    UNITED STATES DATA CORPORATION



By:
   -----------------------------------------------------------------------------

Name:
     ---------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Address:  2435 North Central Expressway
              Dallas, TX 75080


BANK:        TEXAS COMMERCE BANK NATIONAL ASSOCIATION



By:
   -----------------------------------------------------------------------------

Name:
     ---------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------


EXHIBITS:                                                    ANNEXES:
  A Notice of Requested Borrowing                              I  Loan Documents
  B Reporting Requirements, Financial Covenants, II Subsidiaries and Compliance Certificate

                                   EXHIBIT A
                         NOTICE OF REQUESTED BORROWING
                            LETTERHEAD OF BORROWER


Texas Commerce Bank National Association
2200 Ross Avenue
P.O. Box 660197
Dallas, TX 75266-0197

Re:     Request for Loan under Agreement


Attention:

Gentlemen:

     This letter confirms our oral or telephonic request of ___________________, 19____, for a Loan in accordance with that certain Credit Agreement (as amended, restated and supplemented from time to time, the "Agreement") dated as of the Effective Date between you and us. Any term defined in the Agreement and used in this letter has the same meaning as in the Agreement.

     The proposed Loan is to be in the amount of $_______________ and is to be made on ____________________, 19_____, which is a Business Day at least _______ Business Days after the date of this letter. The Loan shall be a
_______________ (Prime Rate/Libo Rate Loan) and shall be for
__________________ days. The proceeds of the proposed Loan should be (check one:) [ ] deposited into account number __________ with the Bank
[ ] ______________________________________________________________________
_____________________________________________________________________.

     The undersigned hereby certifies that:

     (1) The representations and warranties made by the Borrower or by any other Person in the Agreement and the other Loan Documents are true and correct on and as of this date as though made on this date.

     (2) The proposed Loan complies with all applicable provisions of the Agreement.

     (3) No Event of Default has occurred and is continuing.



                                        Sincerely,



                                        UNITED STATES DATA CORPORATION


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                           EXHIBIT A     Page 1 of 1

                                    ANNEX I

                                LOAN DOCUMENTS

"Loan Documents" includes, but is not limited to, the following:

1.   Agreement

2.   Note

3.   Compliance Certificate

4.   Guaranty by:  USDATA Europe, S.A.
                   USDATA/Italy, Inc.
                   USDATA/Foreign Sales Corp.
                   USDATA/France, Inc.
                   USDATA/Denmark, Inc.
                   USDATA/Germany, Inc.
                   USDATA/UK, Inc.

5.   Opinion of Borrower' Counsel

6. Certified Copies of Organizational Documents, Authority Documents and Good Standing Documents of Borrower and it's subsidiaries

7.   Insurance policies and certificates

8.   Financial Statements of:  Borrower and Guarantors

9. Independent auditor's most recent unqualified report and opinion on the Borrower's financial statements.

10.  All appropriate and necessary consents.



                   Loan Documents - ANNEX I     Page 1 of 1

                                   ANNEX II

                                 SUBSIDIARIES






Subsidiary Name                               State Where
and Address                        Borrower  Incorporated   % Owned
- ---------------                    --------  ------------   -------

USDATA Europe, S.A.                No                       100%
USDATA/Italy Inc.                  No                       100%
USDATA/Foreign Sales Corp.         No                       100%
USDATA/France Inc.                 No                       100%
USDATA/Denmark Inc.                No                       100%
USDATA/Germany Inc.                No                       100%
USDATA/UK Inc.                     No                       100%




                           ANNEX II      Page 1 of 1

                               CREDIT AGREEMENT
                        EXHIBIT B to Agreement between
 UNITED STATES DATA CORPORATION ("Borrower") and Texas Commerce Bank National
                             Association ("Bank")
 dated the Effective Date as same may be amended, restated and supplemented in writing.

                  REPORTING REQUIREMENTS, FINANCIAL COVENANTS
             COMPLIANCE CERTIFICATE FOR CURRENT REPORTING PERIOD
                      ENDING         , 199  ("END DATE")
                            ---------     -


A.   REPORTING PERIOD.  THIS EXHIBIT WILL BE IN PROPER FORM AND SUBMITTED WITHIN
     ----------------
       30 DAYS OF THE END OF EACH FISCAL QUARTER, INCLUDING THE LAST REPORTING PERIOD OF THE FISCAL YEAR AND WITH THE FISCAL YEAR END FINANCIAL STATEMENT.

               BORROWER'S FISCAL YEAR ENDS ON            , 19  .
                                              -----------    --


B.  Reporting

Financial Reporting.  Borrower will provide the following financial information within the  times indicated:    Compliance
                                                                                                                Certificate

           WHO                              WHEN DUE                             WHAT                           Compliance
           ---                              --------                             ----                            (Circle)
                                                                                                                Yes      No
- ------------------------------------------------------------------------------------------------------------------------------------

BORROWER                      (i)  Within 90 days of fiscal    Annual financial statements (balance             Yes     No
                                   year end                    sheet, income statement, cash flow
                                                               statement) Audited (with unqualified
                                                               opinion) and if audited, then by
                                                               independent certified public
                                                               accountants satisfactory to Bank,
                                                               accompanied by Compliance
                                                               Certificate
                             -------------------------------------------------------------------------------------------------------

                              (ii)  Within 60 days of each     Unaudited interim financial statements           Yes     No
                                    fiscal quarter end         accompanied by Compliance Certificate
                                    excluding final quarter
                                    of fiscal year
                             -------------------------------------------------------------------------------------------------------

                              (iii) Within 60 days of each     Financial projections and                        Yes       No
                                    fiscal year end            Budgets

- ------------------------------------------------------------------------------------------------------------------------------------

Guarantor                     (iv)  Within 90 days of          Annual company prepared financial                Yes       No
                                    fiscal year end of         statements including balance sheet and
                                    Borrower                   income statement
- ------------------------------------------------------------------------------------------------------------------------------------


C.

====================================================================================================================================

FINANCIAL COVENANTS.  Borrower will comply                      COMPLIANCE CERTIFICATE
with the following financial covenants,        ------------------------------------------------------------
defined in accordance with GAAP and the
definitions in Section 8, and incorporating
                              -------------
the calculation adjustments indicated on the
- --------------------------------------------
Compliance  Certificate:
- -----------------------
====================================================================================================================================

                REQUIRED                                            ACTUAL REPORTED                                 Compliance
                --------                                            ---------------                                  (Circle)
Except as specified otherwise, each covenant         For Current Reporting Period/as of the End Date                Yes     No
will be maintained at all times and reported
for each Reporting Period or as of each
Reporting Period End Date, as appropriate:
- ------------------------------------------------------------------------------------------------------------------------------------

I. Maintain a Tangible Net Worth as              Stockholders' Equity                                  $            Yes     No
adjusted of at least $16,250,000.00 + 100%       Minus:                                 Goodwill
of cumulative net income for each fiscal                                                               $
quarter beginning with the Net Income for the                                           Other Intangible Assets
fiscal quarter ending June 30, 1996 + 100% of                                                          $
proceeds of any secondary equity offering.           Loans/Advances to
                                                                                        Equity holders
                                                                                                       $
                                                                Loans to Affiliates
                                                                                                       $
                                                     Note Receivable from
                                                                                         Safeguard
                                                                                                       $
                                                 Plus:                                  Subordinated Debt
                                                                                                       $
                                                 =  Tangible Net Worth as adjusted    $
                                                 Plus:                                  100% of cumulative net
                                                                                        income         $
                                                 Plus:  100% of proceeds of any equity
                                                                                         issue
                                                                                                       $
                                                 Equals
                                                                                                       $

- ------------------------------------------------------------------------------------------------------------------------------------

II. Maintain a Quick Ratio of at least          $ ______________      +  $_____________________                     Yes     No
2.50 to 1.00.                                   Cash And Cash Equivalents    Accounts Receivables
                                                /$ _____________ = $
                                                   Current Liabilities     Quick Ratio
- ------------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------


III. Maintain a ratio of total Indebtedness     Liabilities (GAAP)                                         $        Yes     No
as adjusted to Net Worth                        Plus:                           Contingent obligations     $
as adjusted no greater than .45 to 1.00.              Liens on Borrower's Property
                                                      not included in Borrower's
                                                                                liabilities
                                                                                                     $
                                                Minus:                          Subordinated Debt
                                                                                                     $
                                                Equals:                         Indebtedness as adjusted
                                                                                                     $
                                                Stockholders' Equity                                        $
                                                Minus:  Loans/Advances to
                                                                                Equity holders
                                                                                                     $
                                                                                Loans to Affiliates
                                                                                                     $
                                                Plus:                           Subordinated Debt
                                                                                                     $
                                                =  Net Worth as adjusted                             $

                                                $_______________/$______________= $

                                                Indebtedness(adjusted)      Net Worth(adjusted)       Ratio
- ------------------------------------------------------------------------------------------------------------------------------------

IV.  Maintain Operating Earnings for            Income from Operations most recent FYE = $___________               Yes     No
the four quarters ending at each                Plus:
fiscal quarter-end of $1,250,000.00.            Income from Operations YTD this year  =    $___________
Operating Earnings means Income from            Minus:
Operations as reported on the                   Income from Operations YTD last year  =    $___________
Borrower's most recent financial                Equals:
statement provided to Bank.                     Income from Operations for prior 12 months   $__________
====================================================================================================================================


D.
====================================================================================================================================

Other Required Covenants to be maintained and                    COMPLIANCE CERTIFICATE
- ---------------------------------------------
to be certified.
- ---------------
====================================================================================================================================

          REQUIRED                                              ACTUAL REPORTED                                     Compliance
          --------                                              ---------------                                      (Circle)
- ------------------------------------------------------------------------------------------------------------------------------------

(i) Per Section 5.9 Borrower shall not make any
advance, loan, extension of credit, or capital
contribution to or investment in, or purchase,
any stock, bonds, notes, debentures, or other
securities of, any Person except:  (a) readily
marketable direct obligations of the United
States of America or any agency thereof with
maturities of one year or less from the date of
acquisition; (b) fully insured certificates of
deposit with maturities of one year or less from
the date of acquisition issued by any
commercial bank operating in the United States
of America having capital and surplus in excess
of $50,000,000.00; (c) advances, loans or
extensions of credit to wholly owned subsidiaries
in an amount of a maximum of $5,000,000.00 in the
aggregate in any one fiscal year of Borrower.
====================================================================================================================================


THE ABOVE SUMMARY REPRESENTS SOME OF THE COVENANTS AND AGREEMENTS CONTAINED IN THE AGREEMENT AND DOES NOT IN ANY WAY RESTRICT OR MODIFY THE TERMS AND CONDITIONS OF THE AGREEMENT. IN CASE OF CONFLICT BETWEEN THIS EXHIBIT C AND THE AGREEMENT, THE AGREEMENT SHALL CONTROL.

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that since the date of the Borrower's most recent Compliance Certificate (if any):

    [ ]  There is no adverse litigation pending against Borrower.
    [ ] No default or Event of Default has occurred under the Agreement during the current Reporting Period, or been discovered from a prior period, and not reported.
    [ ] A default or Event of Default (as described below) has occurred during the current Reporting Period or has been discovered from a prior period and is being reported for the first time and:
         [ ] was cured on                                     .
                          ------------------------------------
         [ ] was waived by Bank in writing on                               .
                                              ------------------------------
         [ ] is continuing.

    Description of Event of Default:

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

Executed this                    day of                    , 19  .
              ------------------       --------------------    --

BORROWER:  UNITED STATES DATA CORPORATION


SIGNATURE:

NAME:
     ---------------------------------------------------------------------------

TITLE:       (Chief Financial Officer or President)
      --------------------------------------------------------------------------

ADDRESS:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------